Exhibit 99.2

Neustar Acquires Leading Domain Name Registry Provider Bombora Technologies

STERLING, VA, July 30, 2015 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services, today announced it has acquired Bombora Technologies Pty Ltd (Bombora), based in Australia, for AUD $118.5 million, or approximately USD $86.9 million. Bombora and its subsidiaries, which include ARI Registry Services, provide registry services for a number of top-level domains (TLDs) including .au, .melbourne, .sydney, and over 100 new TLDs, including several in the Fortune 500.
This acquisition expands Neustar's registry services, which operates the .biz, .us, and .co TLDs, in addition to over 300 new TLDs.
“With this acquisition, Neustar continues to gather momentum as a global leader in launching and operating TLDs.” said Lisa Hook, President and CEO of Neustar. “Managing a brand's digital presence through the creation of new TLDs has become a key component of the CMO's tool kit, which aligns with the services we offer in real-time authoritative identity. By combining Bombora’s strong team and market presence in Australia with Neustar’s industry leading organization and technical resources, we are positioned to expand our footprint to the Asia-Pacific region.”
This acquisition is expected to contribute AUD $10 million, or approximately USD $8 million, of revenue and AUD $1.5 million, or approximately USD $1.1 million, of operating income in 2015, which reflects the adjustment for deferred revenue on a fair value basis in accordance with business combination accounting principles. Over the last two years, Bombora has grown revenue at a compounded annual growth rate of 12% to AUD $28.2 million, or approximately USD $20.6 million, in 2014 with operating margins between 25% and 30%.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is the first real-time provider of cloud-based information services, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release regarding Neustar, Inc.’s acquisition of Bombora Technologies Pty Ltd including, without limitation, benefits of the transaction and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, the ability to realize the benefits of the transaction at the expected times or at all; risks and uncertainties related to doing business in Australia; and the ability of the acquired business to retain existing business relationships and key employees. More information about potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent periodic reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact: Lara Wyss (415) 659-6154 PR@neustar.biz